UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                    Pursuant to Section 13 OR 15(d) of
                    The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) August 17, 2007

                           MOVIE GALLERY, INC.
         (Exact name of registrant as specified in its charter)

         Delaware                  0-24548             63-1120122
(State or Other Jurisdiction     (Commission         (IRS Employer
     of Incorporation)           File Number)       Identification No.)

             900 West Main Street
               Dothan, Alabama                            36301
   (Address of principal executive offices)             (Zip Code)

           Registrant's telephone number, including area code
                           (334) 677-2108
      -------------------------------------------------------------
      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 3.01. NOTICE OF DELISTING OF FAILURE TO SATISFY A CONTINUED
LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On August 17, 2007, Movie Gallery, Inc. (the "Company") received a Nasdaq Staff Determination indicating that the Company was not in compliance with Marketplace Rule 4450(a)(5), which requires a minimum bid price of $1.00 per share for the Company's common stock. On August 17, 2007, the Company also received a Nasdaq Staff Determination indicating that the Company was not in compliance with Nasdaq Marketplace Rule 4450(b)(3), which requires the Company to maintain a minimum market value of publicly held shares of $15 million.

The Company is considering various alternatives to address compliance with Marketplace Rules 4450(a)(5) and 4450(b)(3). The Company has 180 calendar days, or until February 11, 2008, to regain compliance with Marketplace Rule 4450(a)(5). The Company has 90 calendar days, or until November 15, 2007, to regain compliance with Marketplace Rule 4450(b)(3).

On August 21, 2006, the Company issued a press release announcing its receipt of the Nasdaq Staff Determinations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety herein.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1   Press Release dated August 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MOVIE GALLERY, INC.
Date: August 21, 2007


/S/ Thomas D. Johnson, Jr.
---------------------------------
Thomas D. Johnson, Jr.
Executive Vice President - Chief
Financial Officer


INDEX TO EXHIBITS

99.1  Press Release dated August 21, 2007.